Exhibit 10.11

OFFICE BUILDING LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF WILLIAMSON	§

THIS OFFICE BUILDING LEASE (this “Lease”) is made and entered into this 23rd, day of February, 2006, by and between TOWER OF THE HILLS, LP, (hereinafter called “Landlord”), and Click Success L.P., (hereinafter called “Tenant”):

WITNESSETH:

1.                          DEFINITIONS: The following definitions shall apply whenever used in this Lease:

a)                        “Premises”: Suite 906, being approximately 3,885 rentable square feet in the Building, as shown and designated on the floor plan attached hereto as Exhibit “A” and made a part hereof.

b)                       “Commencement Date”: May 1, 2006, unless adjusted in accordance with the provisions of Paragraph 3 hereof.

c)                        “Lease Term”: A period of 24 months, commencing on the Commencement Date and ending on April 30, 2008, unless sooner terminated as herein provided.

d)                       “Base Rental”: The base rental shall be payable in lawful money of United States, as follows, subject, however, to adjustment in accordance with the provisions of Paragraph 6 hereof

Period	Annual Base Rent	Monthly Rent
Lease Months 1-12	$81,585.00	$6,798.75
Lease Months 13-24	$85,470.00	$7,122.50

e)                        “Security Deposit”:               $2,903.33

f)                          “The Percentage”: 2.49%, being that percentage of the total leasable floor area of the Premises to the total leasable floor area within the Building; provided, that in the event that the amount of space Leased by Tenant shall increase or decrease subsequent to the beginning date of the Lease Term, the Percentage shall be appropriately adjusted by Landlord.

g)                       “Permitted Use”: General Office.

h)                       “Building”: The building known as “Tower of the Hills” located at 13809 Research Boulevard in Austin, Texas.

i)                           “Land”: That certain tract of land in Williamson County, Texas, described on Exhibit “A” attached hereto and made a part hereof.

j)                           “Complex”: The “Tower of the Hills Complex”, being the Land, the Building and all other structures, (including all adjacent parking structures, whether above ground or below ground), improvements, fixtures and appurtenances now or hereafter placed, constructed or erected on or appurtenant to the Land and/or adjacent lands owned or controlled by Landlord, including specifically the Complex Common Areas.

k)                        “Complex Common Areas”: Those areas of the Complex which are not located within any leasable areas in the Building granted to the exclusive use of any Tenant in the Building, and which are provided and maintained for the common use and benefit of Landlord and tenants of the Complex generally, together with the agents, employees, patrons, guests, licensees and invitees of the Landlord and such tenants; including, without limitation, all parking areas, enclosed or otherwise, streets, sidewalks, entryways, hallways, common restroom facilities, elevators, stairwells, enclosed mall and landscaped areas located within the Complex.

l)                           “Tenant Improvements,” if any: That certain agreement between Landlord and Tenant setting forth their respective obligations to prepare the Premises for Tenant’s occupancy, as described on Exhibit “C” attached hereto and made a part hereof.

m)                     “Basic Costs”: Any and all costs and expenses which Landlord shall incur, pay or become obligated to pay in connection with owning, operating, maintaining, repairing, and managing the Building, the Land and the Complex, and the real property in its immediate proximity as a first-class office complex, as determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

i)                           All accrued real estate taxes and annual installments of special assessments levied against the Complex and any and all taxes, charges, levies or assessments (including interest thereon) which may be levied, charged or assessed against or on Land and the Complex in lieu thereof or in addition thereto, together with any and all reasonable costs of protesting and reducing taxes and legal fees incident therewith.

ii)                        Wages, salaries and related expenses of all employees engaged in the operation, maintenance and security of the Complex, and the costs of an office in the Building incurred by Landlord.

iii)                     Cost of all supplies and materials used in the operation and maintenance of the Complex.

iv)                    Cost of all utilities, including, without limitation, water, electricity, heating, lighting, air conditioning and ventilating.

v)                       Maintenance and service agreements for the Complex and the equipment therein, including, without limitation, alarm service, window cleaning and elevator maintenance and management fees.

vi)                    Accounting costs, including the costs of audits by certified public accountants.

vii)                 Cost of all insurance, including but not limited to fire, casualty, liability and rental abatement insurance applicable to the Complex and Landlord’s personal property used in connection therewith.

viii)              Cost of all repairs, replacements and general maintenance (except as specifically excluded below).

ix)                      Any and all common area maintenance costs relating to public areas of the Building and/or Complex Common Areas, including sidewalks, atriums, skyways, landscaping and service areas.

x)                         Amortization of capital improvements or repairs made to the Complex subsequent to the Commencement Date which are primarily for the purpose of reducing Basic Costs or improve safety, and those made to keep the Complex in compliance with governmental requirements applicable from time to time (“Included Capital Items”); provided that the costs of any Included Capital Items shall be amortized by Landlord, together with interest at ten percent (10%) per annum, over the estimated useful life of such item, and further provided that such amortized costs are only included in operating costs for that portion of the useful life of the Included Capital Item which fall within the Term.

Specifically excluded from the definition of the term “Basic Costs” expenses are capital improvements made to the Complex (except as provided above); expenses for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to tenants of the Building other than Tenant; interest, amortization or other payments on loans to Landlord whether secured or unsecured; depreciation of the Building; leasing commissions; legal expenses (except as otherwise expressly provided herein); and income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Building.

n)       “Lease Year”: Any period during the Lease Term, or any renewals or extensions thereof, of one (1) calendar year commencing January 1 and ending on the next following December 31; and the term “First Lease Year” shall mean the calendar year commencing on the January 1 immediately preceding the Commencement Date and ending on the next following December 31.

Other defined terms used herein shall have the same meanings ascribed to such terms as set forth elsewhere in this Lease.

2.                          DEMISE. Landlord, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, as hereinafter set forth, does hereby LEASE, DEMISE, and LET the Premises unto Tenant for the Lease Term and Tenant hereby accepts the Premises. Tenant agrees and acknowledges that the Premises (whether consisting of less than one floor or consisting of one or more full floors within the Building) do not include, and Landlord hereby expressly reserves for its sole and exclusive use, any and all mechanical, electrical, telephone and similar rooms, janitor closets, pipe and other vertical shafts and ducts, flues, any area above the acoustical ceiling, and any other areas not specifically shown on Exhibit “A” as being part of the Premises and which are not common area. The Premises are leased by Landlord to Tenant and are accepted and are to be used and possessed by Tenant upon and subject to the following terms, provisions, covenants, agreements and conditions. As long as this Lease is in force and effect and Tenant is not in default of any provisions herein, Tenant is further entitled to a non-exclusive use for itself and its employees, agents, and guests, of the common area of the Complex, subject to any specific provisions set forth herein.

3.                          COMMENCEMENT OF RENT. If for any reason the Premises are not ready for occupancy by Tenant on the Commencement Date, this Lease and the obligations of Tenant shall nonetheless continue in full force and effect and the same shall not be construed in any way to extend the term of this Lease; provided, however, if the Premises are not ready for occupancy for any reason other than omission, delay or default on the part of Tenant or anyone acting under or for Tenant, the rent herein provided shall not commence until substantial completion of the work to be completed by Landlord, as described in the Tenant Improvements. Such abatement of rent shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date.

4.                          USE AND OCCUPANCY. Tenant agrees that the Premises shall be used and occupied by Tenant as and for the Permitted Use and for no other purpose. Tenant agrees to use and maintain the Premises in a clean, careful, safe and proper manner and to comply with all applicable laws, ordinances, orders, rules and regulations of all governmental bodies (state, federal and municipal). Tenant will not in any manner deface or injure the Building or other portions of the Complex or any part thereof or overload the floors of the Premises. Tenant agrees to pay on demand for any damage to the Premises or to any other part of the Building or the Complex caused by any negligence or willful act or any misuse or abuse (whether or not any such misuse or abuse results from negligence or willful act) by Tenant or any of it agents, employees, licensees, contractors or invitees or any other person not prohibited, expressly or impliedly by Tenant from entering upon the Premises. Tenant agrees not to use or allow or permit the Premises to be used for any purpose prohibited by any law of the United States or the State of Texas or by any ordinance of the City of Austin, and the County of Williamson, Texas, and Tenant agrees not to commit waste or suffer or permit waste to be committed or to allow or permit any nuisance on or in the Premises. Tenant will not use the Premises for residential, lodging or sleeping purposes or for any immoral or illegal purposes. Tenant shall not at any time sell, purchase or give away or permit, except with Landlord’s prior written approval, the sale, purchase or gift of food, beverages, cigars, cigarettes or other smoking materials in any form by or to any of Tenant’s agents or employees or any other parties on the Premises. Tenant shall not do any cooking or operate a restaurant, on the Premises, or cause or permit any cooking odors or any other unusual or objectionable odors to emanate from the Premises. Tenant will conduct its business and occupy the Premises and will control its agents, employees, licensees, contractors and invitees in such a manner so as not to create any nuisance or disturb any of the other tenants in the Building or Landlord in its management of the Building and so as not to injure the reputation of the Building. Tenant shall not use the Premises or allow or permit same to be used in any way or for any purpose that Landlord may deem to be extra hazardous or which will increase the rate of fire or other insurance for the Building or its contents or in respect of the operation of the Building or which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void or voidable any insurance on me Building. Tenant shall not erect, place or allow to be placed any sign, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, balls, corridors, doors, outside walls, outside windows, or pavement of the Building or other portions of the Complex (except for lettering and signage as allowed by Paragraph 10 of this Lease) without the prior written consent of Landlord, which may be withheld by Landlord in its sole and absolute discretion, for any reason or no reason. Throughout the Lease Term, Tenant shall prevent the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to or from the Premises other than in strict compliance with all Applicable Environmental Laws. For purposes of this provision, the term “Hazardous Materials” shall mean and refer to any wastes, chemicals, materials or other substances of any kind or character which are or become regulated as hazardous or toxic wastes, chemicals, materials or substances and which are either prohibited or are present in quantities sufficient to require notification, reporting or special handing or treatment in their presence, use, generation, release, discharge, storage, disposal or transportation under any Applicable Environmental Law. As used herein, “Applicable Environmental Laws” shall mean all federal, state and local laws, ordinances, rules, regulations, orders and other directives applicable to Tenant and/or the Building or Premises, or any portion thereof, which relate, in whole or in part, to health, the environment and/or the prevention of pollution. Tenant shall indemnify, defend and hold Landlord harmless from and against (i) any and all fines, penalties, liabilities or other sums or charges levied or imposed against Landlord under or pursuant to any Applicable Environmental Law arising in connection with Tenant’s activities or operations occurring after Tenant’s occupancy of the Premises and resulting in the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, above, to or from the Premises, (ii) any loss, cost, expense, claim or liability arising out of any investigation, monitoring, cleanup, containment, removal, storage or restoration work (for convenience, referred to herein as “Remedial Work”) required by, or incurred by Landlord in a reasonable belief that such Remedial Work is required by, any Applicable Environmental Law, insofar as such Remedial Work pertains or relates to Tenant’s activities or operations occurring after Tenant’s occupancy of the Premises and resulting in the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, above, to or from the Premises and (iii) any claims of third parties (including, without limitation, other tenants in the building) for loss, injury, expense or damage arising out of Tenant’s activities or operations occurring after Tenant’s occupancy of the Premises and resulting in the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, above, to or from the Premises. In the event any Remedial Work is so required under any Applicable Environmental Law, Tenant shall promptly (i) provide Landlord with written and detailed notification regarding the nature any Hazardous Material discharge or contamination and the Remedial Work required to be performed, and (ii) perform or cause to be performed such Remedial Work in strict compliance with such Applicable Environmental Law. Notwithstanding the foregoing, Landlord, in Landlord’s absolute discretion, may undertake such Remedial Work itself, and Tenant shall reimburse Landlord for all costs and expenses associated therewith, including the costs of all experts, architects, engineers, permits, construction, and legal expenses.

5.                          BASE RENTAL.

a)                        Tenant agrees to pay to Landlord in currency of the United States of America, without any setoff or deduction whatsoever, the Base Rental, which rental shall be adjusted as hereinafter provided, and all such other sums of money as shall become due hereunder as additional rent (all of which are sometime herein collectively called “rent”). The Base Rental, together with any estimated adjustment thereto pursuant to Paragraph 6 hereof then in effect, shall be due and payable in advance monthly on the first day of each calendar month during the term of this Lease and Tenant hereby agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord’s address provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly, in advance, and without demand. If the term of this Lease commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustment thereto for such month or months shall be prorated, based on the number of days in such month. The first installment of rent, whether for a full calendar month or a portion thereof, shall be paid contemporaneously with the execution of this Lease.

b)                       If any installment of rent not paid within ten (10) business days after it is due and payable as provided herein, then in addition to the past due amount Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of the rental then due.

6.                          BASE RENTAL ADJUSTMENTS. The Base Rental payable hereunder shall be adjusted from time to time in accordance with the following provisions [but such rental as adjusted shall never be less than the amount set forth in Paragraph 1 (d)]:

a)                        Tenant’s Base Rental shall be subject to escalation and Tenant agrees to pay as additional rent an amount equal to the proportion of any increase in the actual Basic Costs charged for the building, for each Lease Year during the term of this Lease in excess of the actual Basic Costs in the 2006 Lease Year. Such proportion shall be that fraction measured by the area which the rental space of the Premises bears to the total net rental space in the Building and shall be payable as provided in Paragraph 6 (b).

b)                       During December of each Lease Year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of the amount payable under subparagraph (a) above for the next ensuing Lease Year. On or before the first day of each month during such next ensuing Lease Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay each month (1/12) of the estimated increased rental based upon the prior Lease Year’s estimate until the month after such notice is given.

c)                        Within ninety (90) days after the close of each Lease Year or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of the amount payable under subparagraph (a) above and such statement shall be final and binding upon Landlord and Tenant. If such statement shows an amount owing by Tenant that is less than the payments for such Lease Year previously made by Tenant, it shall be accompanied by a credit of the excess by Landlord to Tenant. If such statement shows an amount owning by Tenant that is more than the payments for such Lease Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

d)                       If, for any reasons other than the default of Tenant, this Lease shall terminate on a day other than the last day of a Lease Year, the amount of increase (if any) in rental payable by Tenant applicable to the Lease Year in which such termination shall occur shall be prorated at the time specified in subparagraph c) above on the same ratio that the number of days from the commencement of such Lease Year to and including such termination date bears to 365.

e)                        Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any Lease Year, an adjustment will be made in computing the Basic Costs for such year so that the Basic Costs shall be computed for such year as though the Building had been fully occupied during such year.

7.                          SERVICES TO BE FURNISHED BY LANDLORD.

a)                        So long as Tenant has not committed an uncured event of default under this Lease, Landlord agrees to furnish the following services to the Premises:

(i)                        Hot and cold water at those points of supply provided for general use of the tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than for “Normal Business Hours” for the Building (which are 7:00 AM to 6:00 PM Mondays through Fridays and 8:00 AM to 1:00 PM Saturdays, exclusive of normal business holidays) shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 PM at least one (1) business day in advance of the date such usage is requested. Tenant shall bear the entire cost of such additional service as such costs are determined by Landlord from time to time.

(ii)                     Janitor service, five times weekly, exclusive of normal business holidays; provided, however, if Tenant’s floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefore by Landlord.

(iii)                  Subject to the provisions of Paragraph 13, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises.

(iv)                 Elevator service.

(v)                    Security in the form of limiting the general public’s access to the Building other than during Normal Business Hours, as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees, contractors or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

b)                       The failure by Landlord to any extent to furnish or the interruption or termination of these defined services resulting, in whole or in part, from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant nor entitle Tenant to an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement or rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

c)                        Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.

8.                          IMPROVEMENTS TO BE MADE BY LANDLORD AND ACCEPTANCE OF PREMISES. Except as otherwise provided in the Tenant Improvements, all installations and improvements now or hereafter placed on the Premises shall be for Tenant’s account and at Tenant’s cost. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant (i) that it accepts the Premises as suitable for the purposes for which same are leased; (ii) that it accepts the Building and the Complex and each and every part and appurtenance thereof as being in a good and satisfactory condition; and (iii) that Tenant waives any defects in the Premises and its appurtenances and in all other parts of the Building and the Complex and the appurtenances thereto. Landlord reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to the Building or any other part of the Complex (including structural elements and load bearing elements within the Premises) and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping, or other common areas of the Complex, all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability, and without an abatement of rent. Without limiting the generality of the foregoing, Landlord may (i) construct scaffolding and other structures and perform all work and other activities associated with such changes, alterations, improvements, modifications, renovations and/or additions, (ii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other common areas or service areas, (iii) temporarily close any common area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building, (iv) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located with the Premises or the common areas, the service corridors or the service areas of the Building and (v) repair, change, modify, alter, improve, renovate, or make additions to the Building central heating, ventilation, air conditioning, electrical, mechanical or plumbing systems. When undertaking any of the foregoing, Landlord will use good faith and reasonable efforts to interfere with Tenant’s use and occupancy of the Premises as little as is reasonably practicable.

9.                          ALTERATIONS AND ADDITIONS BY TENANT. Tenant shall not make or allow to be made any alterations, improvements, or additions in or to the Premises without first obtaining the written consent of Landlord. All alterations, additions and improvements made to or fixtures or other improvements placed in or upon the Premises, whether temporary or permanent in character, by either party (except only movable office furniture and equipment not attached to the Building) shall, at the option of Landlord, either (i) be removed by

Tenant and the Premises restored to its original condition, and any damages resulting from such removal repaired at Tenant’s sole cost, or (ii) be deemed a part of the Building and the property of Landlord at the time same are placed in or upon the Premises, without compensation to Tenant. Alterations, improvements and additions in and to the Premises will be performed by Landlord at Tenant’s cost and expense.

10.                    SIGNAGE AND GRAPHICS. Landlord shall provide and install all initial letters or numerals or signs at or near the corridor entry leading to the Premises and at the entrance of the Premises. Tenant-requested changes after the initial installation of graphics and signs may be permitted on the Premises with Landlord’s written approval and at Tenant’s cost.

11                       SURRENDER OF THE PREMISES BY TENANT. At the termination of this Lease, whether caused by lapse of time or otherwise, Tenant shall at once surrender possession of the Premises and deliver said Premises to Landlord in as good repair and condition as at the commencement of Tenant’s occupancy, reasonable wear and tear and damage or destruction by fire or other casualty excepted, and shall deliver to Landlord all keys and access cards to the Premises, and if such possession is not immediately surrendered, Landlord may forthwith enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof. All furniture, movable trade fixtures and equipment (including data and telephone cabling) installed by Tenant may be removed by Tenant at the termination of this Lease. All such removals shall be accomplished in a good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities. All furniture, movable trade fixtures and equipment installed by Tenant not promptly removed after such termination shall thereupon be conclusively presumed to have been abandoned by Tenant and Landlord may, at its option, take over the possession of such property and either (i) declare same to be the property of Landlord by written notice thereof to Tenant or (ii) at the sole cost and expense of Tenant remove the same or any part thereof in any manner that Landlord shall choose and store and/or dispose of the same in such manner as Landlord deems fit without incurring liability to Tenant or any other person.

12.                    REPAIR AND MAINTENANCE BY TENANT. Tenant shall keep the Premises including all fixtures installed by Tenant and carpet supplied and installed by Landlord in good and tenantable condition and shall promptly make all necessary nonstructural repairs and replacements thereto, except those caused by fire or other casualty covered by insurance on the Building under policies naming Landlord as the insured, all at Tenant’s sole expense, under the supervision and with the approval of Landlord. Said repairs and replacements shall be in quality and class equal to the original work. Without diminishing such obligation of Tenant, if Tenant fails to make such repairs and replacements within fifteen (15) days after the occurrence of the damage or injury, Landlord may at its option make such repairs or replacements and Tenant shall pay Landlord for the cost thereof upon demand. In addition, Tenant shall pay the cost of repair and replacement due to damage or injury (except those caused by fire or other casually covered by insurance on the Building or the Complex under policies naming Landlord as the insured) done to the Building (other than the Premises) or the Complex or any part thereof by Tenant or Tenant’s agents, employees, contractors, licensees or invitees. Such amount shall be paid by Tenant to Landlord upon demand, plus a late charge in an amount equal to five percent (5%) of the cost then due.

13.                    USE OF ELECTRICAL SERVICES BY TENANT. Tenant’s use of electrical services furnished by Landlord shall be subject to the following:

a)                        Tenant’s electrical equipment and overhead lighting shall be restricted to that equipment and lighting which both individually and collectively do not have an electrical design load greater than equipment and lighting normally utilized in general office use.

b)                       If, in the exercise of reasonable judgment, Landlord should determine that Tenant’s consumption of electrical services exceeds normal consumption for general office use, then Tenant shall either remove such equipment and/or lighting, or such equipment and/or lighting may remain in the Premises, subject to the following:

(i)                        Tenant shall pay for all costs of installation and maintenance of submeters, wiring, air conditioning and other items required by Landlord, in Landlord’s discretion, to accommodate Tenant’s excess design loads and capacities.

(ii)                     Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord which shall be in accordance with any applicable laws.

(iii)                  Landlord may, at its option, upon not less than thirty (30) days’ prior written notice to Tenant, discontinue the availability of such extraordinary utility service. If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises.

c)                        Landlord shall be responsible for all Building Standard fluorescent bulb replacements in the Premises.

d)                       If Landlord at any time separately meters the Premises, Tenant shall pay either to Landlord or the applicable utility company, such utility costs.

14.                    RULES AND REGULATIONS. Tenant and Tenant’s agents, employees and invitees will comply fully with all requirements of the Rules and Regulations (as changed from time to time as hereinafter provided) which are attached hereto as Exhibit “B” and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such Rules and Regulations or to promulgate other Rules and Regulations in such reasonable manner as may be deemed advisable for safety, care or cleanliness of the Building and related facilities or premises, and for preservation of good order therein; provided, however, that such changes shall not become effective and a part of this Lease until a copy thereof shall have been delivered to Tenant. Tenant shall further be responsible for the compliance with such Rules and Regulations by the employees, servants, agents, contractors, licensees, visitors and invitees of Tenant.

15.                    ENTRY BY LANDLORD. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises during ordinary business hours, or at such other times as Landlord deems appropriate, to inspect the same, or to show the Premises to prospective purchasers, tenants, mortgagees or insurers, or to clean or make repairs, alterations or additions thereto (but without any obligation to do so, except as expressly provided for herein) and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

16.                    ASSIGNMENT AND SUBLETTING.

a)                        Tenant shall not, without the prior written consent of Landlord, (i) assign or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or (iii) sublet the Premises or any part thereof, or (iv) grant any license, concession or other right of occupancy of any portion of the Premises or (v) permit the use of the Premises by any parties other than Tenant, its agents and employees. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord’s rights as to any subsequent assignments or sublettings. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant’s other obligations under this Lease. If an event of default, as hereinafter defined, should occur while the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or sublessee all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord by Tenant hereunder and Tenant hereby authorizes and directs any such assignee or sublessee to make such payments of rent direct to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant or any guarantor of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of rent from any assignee, sublessee or other occupant of the Premises shall not be deemed a waiver of the covenant in this Lease contained against assignment and subletting or a release of Tenant under this Lease. The receipt by Landlord from any such assignee or sublessee obligated to make payments of rent shall be a full and complete release, discharge and acquittance to such assignee or sublessee to the extent of any such amount of rent so paid to Landlord. Landlord is authorized and empowered, on behalf of Tenant, to endorse the name of Tenant upon any check, draft, or other instrument payable to Tenant evidencing payment of rent, or any part thereof, and to receive any apply the proceeds therefrom in accordance with the terms hereof. Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Premises.

b)                       If Tenant requests Landlord’s consent to an assignment of the Lease or subletting of all or a part of the Premises, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant, the proposed commencement date of such assignment or subletting, the nature and character of the business of the proposed assignee or subtenant and the proposed rates, terms and other pertinent conditions of such assignment or subletting. A fee of $250,00 for each review of any assignment request will be charged to Tenant. Landlord shall have the option (to be exercised within thirty (30) days from the submission of Tenant’s written request) to cancel this Lease (or the applicable portion thereof as to a partial subletting) as of the commencement date stated in the abovementioned notice of subletting or assignment. If Landlord elects to cancel this Lease as stated, then the term of this Lease, and the tenancy and occupancy of the Premises by Tenant thereunder, shall cease, terminate, expire, and come to an end as if the cancellation date was the original termination date of this Lease. If Landlord does not thus cancel this Lease and if the request of Tenant to sublet or assign is reasonable, Landlord will consent to such subletting or assignment under the conditions specified in subparagraph (a) above. Tenant may withdraw its request to assign and then continue the term of the Lease within ten (10) days of Landlord giving notice of its intent to cancel the lease.

c)                        Landlord shall have the right to transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in the event Landlord assigns its rights under this Lease, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations.

17.                    MECHANIC’S LIENS. Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises or the Building during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the interest of Tenant in the Premises or of Landlord in the Building. In the event any such lien is filed, claimed or otherwise asserted, Tenant shall cause the same to be discharged of record within twenty (20) days after the filing of same. If the lien is not released of record for twenty (20) days after written notice thereof from Landlord to Tenant, then in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to discharge the same. Any amount paid by Landlord for any of the aforesaid purposes and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, defending any such action or in procuring the discharge of such lien, with all necessary disbursements in connection therewith, shall be paid by Tenant to Landlord within seven (7) days of demand, plus a late charge in an amount equal to five percent (5%) of the cost due if Tenant does not make payment by the seventh day.

18.                    PROPERTY INSURANCE. Landlord shall maintain fire and extended coverage insurance on the Building and Premises in such amounts as Landlord shall deem reasonable. Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interest shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises.

19.                    TENANT INSURANCE. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

a)                        Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than One Million Dollars ($1,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than One Million Dollars ($1,000,000).

b)                       Property Insurance against “All Risks” of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant’s property insurance shall include a waiver of subrogation in favor of Landlord and its employees and agents.

c)                        Workers’ compensation or similar insurance in form and amounts required by law, and Employer’s Liability with not less than the following limits:

Each Accident	$500,000
Disease—Policy Limit	$500,000
Disease—Each Employee	$500,000

Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its employees and agents.

Tenant’s insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord’s building manager or agent, mortgagee and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Paragraph 19. The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord’s approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A VI or better.

Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

20.                    LIABILITY OF LANDLORD. Landlord shall not be liable to Tenant or to Tenant’s employees, agents, licensees, contractors, invitees or visitors, or to any other person whomsoever, for (i) any injury or damage to person or property due to the Building or the Land or any part thereof becoming out of repair or by defect in or failure of pipes or wiring, or by the backing up of drains or by the bursting or leaking of pipes, faucets and plumbing fixtures or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, unless caused by the sole negligence, gross negligence or willful misconduct of Landlord, or (ii) any loss or damage that may be occasioned by and through the acts or omissions of other tenants in the Building or of any other persons or parties whomsoever, excepting only the gross negligence or willful misconduct of duly authorized employees and agents of Landlord, or (iii) for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition or order of governmental authority, or any other matter beyond the control of Landlord. Tenant agrees that all personal property upon the Premises shall be at the risk of Tenant only, and that Landlord shall not be liable for any damage thereto or theft thereof, except where caused by the gross negligence of willful misconduct of Landlord.

21.                    TENANT’S INDEMNIFICATION OF LANDLORD. Tenant agrees that its will indemnify and hold and save Landlord whole and harmless of, from and against (i) all fines, suits, loss, cost, liability, claims, demands, actions and judgments of every kind and character by reason of any breach, violation or nonperformance of any term, provision, covenant, agreement or condition on the part of Tenant hereunder and (ii) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against Landlord on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of or be caused, either proximately or remotely, wholly or in part, by an act, omission, negligence or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees or of any other person entering upon the Premises under or with the express or implied invitation or permission of Tenant or when any such injury or damage is the result, proximate or remote, of the violation by Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees of any law, ordinance or governmental order of any kind or of any of the Rules and Regulations included in this Lease (as such Rules and Regulations may hereafter at any time or from time to time be amended or supplemented), or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, contractors, patrons, guests, licensees or invitees of the Premises. Such indemnification of Landlord by Tenant shall be effective even though such damage or injury may result in whole or in part from the negligence of Landlord but shall not be effective to the extent such damage or injury results from the gross negligence or willful misconduct of Landlord. Tenant covenants and agrees that in case Landlord shall be made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, then Tenant shall and will pay all costs and expenses, including attorneys’ fees and court costs, incurred by or imposed upon Landlord by virtue of any such litigation and the amount of all such costs and expenses, including attorneys’ fees and court costs, shall be paid by Tenant to Landlord upon demand, plus a penalty charge in an amount equal to five percent (5%) of the cost then due.

22.                    WAIVER OF SUBROGATION. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for any and all loss of or damage to any of its property, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

23.                    CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee of Landlord’s should require that the insurance proceeds payable as a result of said fire or other casualty be applied in reduction of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage in which event the rent hereunder shall be abated as of the date of such damage. If Landlord is not entitled to or does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty. Landlord’s obligation to restore shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard improvements (as described in the Tenant Improvements) in the Premises, nor shall Landlord be required to incur costs or expense in excess of the insurance proceeds actually received by Landlord as a result of the casualty. In no event shall Landlord be required to rebuild, repair or replace any part of Tenant’s furniture, furnishings, fixtures or equipment removable by Tenant under the terms of this Lease. Except for the installation of Building Standard improvements within the Premises, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant’s ability to pay such costs prior to Landlord’s commencement of reconstruction of Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Premises shall for the sole benefit of the party carrying such insurance and under its sole control.

24.                    CONDEMNATION. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgages of the property taken and amounts expended in collecting said compensation or damages) for the part of the Building or Premises so taken. All amounts awarded upon a taking of any part or all of the Building or the Premises including any award for the value of any unexpired term of this Lease shall belong to Landlord and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

25.                    TAXES ON TENANT PROPERTY. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

26.                    EVENTS OF DEFAULT/REMEDIES.

a)                        The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay when due any installment of the rent hereby reserved; (ii) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move into and take possession of the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises; (v) Tenant becomes insolvent, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (vi) Tenant is not paying its debts as such debts become due; (vii) a receiver, trustee or custodian is appointed for, or takes possession of, all or substantially all of the assets of Tenant or any of the Premises, either in a proceeding brought by Tenant or in a proceeding brought against Tenant and such appointment is not discharged or such possession is not terminated within thirty (30) days after the effective date thereof or Tenant consents to or acquiesces in such appointment or possession; (viii) Tenant files a petition for relief under the Federal Bankruptcy Code, as amended, or any other present or future federal or state insolvency, bankruptcy or similar law (all of the foregoing hereinafter collectively called “applicable Bankruptcy Law”) or an involuntary petition for relief is filed against Tenant under any applicable Bankruptcy Law and such petition is not dismissed within thirty (30) days after the filing thereof, or an order for relief naming Tenant is entered under any applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by Tenant; or (ix) any of the events referred to in subheadings (v), (vi), (vii), and (viii) shall occur with respect to any guarantor (hereinafter called “Guarantor”) of the payment or performance of any Tenant’s obligations hereunder and shall not be remedied within the time set forth in such subheadings.

b)                       If an event of default shall have occurred, Landlord shall have the right at its election, then or at any time thereafter while such event of default shall continue and without any further notice or demand of any kind or nature to Tenant or to any other party liable hereunder, to pursue, in addition to any other rights or remedies provided for elsewhere in this Lease or otherwise available to Landlord at law or in equity, any one or more of the following remedies:

(i)                        Terminate this Lease by giving notice thereof to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefore and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including, but not limited to (1) all reasonable expenses necessary to relet the Premises, which shall include, without limitation, the cost of renovating, repairing and altering the Premises for a new tenant or tenants, advertisements and brokerage fees and (2) any increase in insurance premiums caused by the vacancy of the Premises. If such termination is caused by the failure to pay rent and/or the abandonment of any substantial portion of the Premises, Landlord may elect, by sending written notice thereof to Tenant, to receive liquidated damages in an amount equal to the rental payable hereunder for the month during which this Lease is terminated times twelve (12), which shall be in lieu of the payment of loss and damage Landlord may suffer by reason of such termination as provided in the preceding sentence but which shall not be in lieu of or reduce in any way amount (including accrued rent) or damages due to breach of covenant (whether or not liquidated) payable by Tenant to Landlord with accrued prior to the termination of this Lease. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred, to above.

(ii)                     Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefore and without terminating this Lease, Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its sole and absolute discretion may determine and Landlord may collect and receive any rents payable by reason of such reletting; and Tenant agrees to pay Landlord on demand all reasonable expenses necessary to relet the Premises and shall include, without limitation, the cost of renovating, repairing and altering the Premises for a new tenant or tenants, advertisements and brokerage fees, and Tenant further agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting. Landlord shall not be responsible or liable for any failure lo relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession or reletting of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph (b) (i) above.

(iii)                  Enter upon the Premises, by force if necessary, without having any civil or criminal liability therefore, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(iv)                 Elect to treat such event of default as an entire breach of this Lease, whereupon Tenant will immediately become liable to Landlord, as damages for such entire breach, for an amount equal to the total of (1) all unpaid rent and other sums then due to Landlord hereunder, including a penalty fee in the amount equal to five percent (5%) of the unpaid rent and other sums then due, (2) the present value [discounted at the rate of eight percent (8%) per annum] of the balance of the rent and any other sums becoming due hereunder for the remainder of the Lease Term reduced by the reasonable cash market value of the Lease for such period and (3) any other sums of money or damages owed by Tenant to Landlord or to which Landlord is entitled hereunder and/or otherwise at law or in equity.

c)                        No repossession of or re-entering on the Premises or any part thereof pursuant to subparagraphs (b) (ii) and (iii) above or otherwise and no reletting of the Premises or any part thereof pursuant to subparagraph (b) (ii) shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or reentering. In the event of any such repossession or reentering on the Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the rent required to be paid by Tenant. Landlord shall have the right to collect from Tenant the rent as it becomes due to suits or proceedings brought from time to time on one or more occasions without Landlord being obligated to wait until the expiration of the Lease Term. Landlord shall have the right to allow rent to accumulate and to bring an action on several or all of the accrued sums at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent sum becoming due hereunder; and no delivery or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. Notwithstanding any repossession of or re-entering on the Premises or any part thereof pursuant to subparagraph (b) (ii) and (iii) above or otherwise without terminating this Lease, Landlord may at any time thereafter elect to terminate this Lease and recover from Tenant such sums and damages to which Landlord is then entitled.

d)                       No right or remedy herein conferred upon or reserved to landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in ease of the violation, or attempted or threatened violation of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenant, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

e)                        Section 93.002 of the Texas Property Code is specifically superseded by this Paragraph 26. Particularly, but without limitation of the foregoing, (i) in the event Landlord shall, for the purpose of reentering or regaining possession of the Premises, change the lock(s) to the Premises, Landlord shall not be obligated to provide Tenant with the new key(s) to the Premises or other provide Tenant with access to the Premises until and unless Tenant shall have first cured all outstanding defaults [but if Landlord has theretofore formally terminated this Lease or Tenant’s right of possession of the Premises, or if the default(s) is/are not subject to cure (such as, but without limitation, Tenant’s early desertion, vacation or abandonment of the Premises), the Landlord shall not be obligated to provide the new key(s) to Tenant under any circumstances] and (ii) the provisions of this Lease allowing Landlord to proceed with its remedies hereunder or otherwise at law or in equity upon the occurrence of an event of default without any further notice or demand whatsoever to Tenant shall supersede the provisions of Section 93.002 of the Texas Property Code pertaining to the affixation of notice on the door of the Premises advising of any lockout and/or disclosing the time at which, and/or person from whom, the new key(s) to the Premises may be obtained, and Tenant hereby waives the requirement of any such notice. It is hereby agreed that, if an obligation is imposed by law on Landlord to relet the Premises, notwithstanding this Paragraph 26, Landlord and Tenant agree that Landlord will nevertheless have no obligation to relet or attempt to relet or any portion of the Premises unless and until ninety-five percent (95%) of the total leasable floor area of the Building (exclusive of the Premises) is leased.

27.                    QUIET ENJOYMENT. Provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant’s other covenants and agreements herein contained, Tenant shall at all times during the term of this Lease peaceably and quietly hold and enjoy the Premises, subject to the terms, provisions, covenants, agreements and conditions of this Lease and to the deeds of trust, mortgages and other matters to which this Lease is subordinate and subject as herein set forth. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord’s interest hereunder.

28.                    HOLDING OVER. Should Tenant or any of its successors in interest continue to hold the Premises after termination of this Lease, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from month to month only, at a monthly rental equal twice the monthly rent (including Base Rental and all other rental amounts) provided herein at the time of such termination. During such time as Tenant shall continue to hold the Premises after the termination hereof. Tenant shall be regarded as a tenant from month to month; subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant hereunder. No payments of money by Tenant to Landlord after the termination of this Lease shall reinstate, continue or extend the term of this Lease and no extension of this Lease after the termination hereof shall be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant. Tenant shall be liable to Landlord for all damages which Landlord shall suffer by reason of any holding over by Tenant and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

29.                    SUBORDINATION. This Lease and all rights of Tenant hereunder are subject and subordinate (i) to any mortgage or deed of trust, blanket or otherwise, which does not or may hereafter affect the Building (and which may also affect other property) and (ii) to any and all increases, renewals, modifications, consolidations, replacements and extensions of any such mortgage or deed of trust; provided, however, that any mortgagee or trustee may elect by written notice to Tenant to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage or deed of trust. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this

Lease, Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that may be necessary or proper to more effectively subordinate this Lease and all rights of Tenant hereunder to any such mortgage or deed of trust or to confirm or evidence such subordination. In the event Tenant shall fail or neglect to execute, acknowledge and deliver any such subordination agreement or certificate, Landlord, in addition lo any other remedies it may have, may, as the agent and attorney in fact of Tenant, execute, acknowledge and deliver the same and Tenant hereby irrevocably nominates, constitutes and appoints Landlord Tenant’s proper and legal agent and attorney in fact for such purposes. Such power of attorney shall be a power coupled with an interest. Tenant covenants and agrees, in the event any proceedings are brought for the foreclosure of any such mortgage or if the Building is sold pursuant to any such deed of trust, to attorn to the purchaser upon any such foreclosure sale or trustee’s sale if so requested by such purchaser and to recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by any of the mortgages or deeds of trust referred to in this paragraph, any instrument or certificate which, in the sole judgment of Landlord or of such holder(s), may be necessary to appropriate in any such foreclosure proceeding or otherwise to evidence such attornment. Tenant hereby irrevocably appoints Landlord and the holders of the indebtedness or other obligations secured by the aforesaid mortgages and/or deed of trust jointly and severally the agent and attorney in fact of Tenant to execute and deliver for and on behalf of Tenant any such instrument or certificate. Such power of attorney shall be a power coupled with an interest. This Lease and all rights of Tenant hereunder are further subject and subordinate, to the extent that the same relate to the Premises, (i) to all ground or underlying leases in existence at the date hereof and to any and all supplements, modifications and extensions thereof heretofore or hereafter made, and (ii) to all applicable ordinances of the City of Austin, or the County of Williamson, Texas, relating to easements, franchises and other interests or rights upon, across or appurtenant to the Building or any of the Land, and (iii) to all utility easements and agreements.

30.                    LANDLORD’S LIEN. In addition to the statutory landlord’s lien provided by law, Landlord shall have, and Tenant hereby grants to Landlord, a contractual lien and security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, in, on and upon all goods, wares, inventory, equipment, fixtures, furniture, improvements and other personal property of any nature whatsoever of Tenant presently, or which may hereafter be, situated in or on the Premises, and all proceeds therefrom, and such property shall not be removed without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord or to become due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Tenant, by its execution hereof, covenants and warrants that, without the prior written consent of Landlord, no goods, wares, inventory, equipment, fixtures, furniture, improvements or other personal property presently, or which may hereafter be, situated in or on the Premises shall be owned by any person or party other than Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises, by changing the locks if necessary, and take possession of any and all goods, wares, inventory, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on or within the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. Any public sale made pursuant to the provisions of this paragraph shall be deemed to have been a sale conducted in a commercially reasonable manner if held in the above-described Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located for five consecutive days before the date of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys’ fees and legal expenses), shall be applied as a credit against the indebtedness secured by the lien and security interest granted in this paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. This Lease is intended as and constitutes a security agreement within the meaning of the uniform commercial code (or corresponding state statute or statutes) in force in the state in which the property is located. Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens, security interests and remedies with respect to the property under the uniform commercial code (or continuation statement) in form satisfactory to Landlord and sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof, or Landlord may file this Lease, or a carbon, photographic or other reproduction of this Lease, as a financing statement. Landlord agrees that it will subordinate its security interest and landlord’s lien to the security interest of Tenant’s supplier or institutional financial source, provided that Landlord must approve the transaction as being reasonably necessary for Tenant’s operations at the Premises, and further provided that the subordination must be limited to a specified transaction and specified items of the goods, wares, inventory, equipment, fixtures, furniture, improvements or other personal property involved in the transaction.

31.                    ATTORNEYS’ FEES. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party’s reasonable attorneys’ fees.

32.                    NO IMPLIED WAIVER. The failure of landlord to insist at any time upon the strict performance of any covenant or agreement herein, or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

33.                    PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Landlord’s interest in the Building and the Land, and Tenant agrees to look solely to Landlord’s interest in the Building and the Land for recovery or any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

34.                    SECURITY DEPOSIT. The Security Deposit shall be due Landlord upon execution of this Lease by Landlord and Tenant and shall thereafter be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Tenant’s damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord’s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder, Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest its Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

35.                    NOTICE. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex, or telecopy, sent to the intended addressee at the address shown on the signature page of this Lease, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

36.                    ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time, not more than ten (10) days after receipt of a written request by Landlord, execute, acknowledge and deliver to Landlord or such other persons as Landlord may request a statement in written and recordable form, executed by Tenant, certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the rest has been paid, containing such additional information as Landlord may reasonably request and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Tenant shall be binding on Tenant and may be relied upon by any prospective purchaser or mortgagee of the Building.

37.                    RELOCATION. INTENTIALLY DELETED.

38.                    SEVERABILITY. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.                    RECORDAT1ON. Tenant agrees not to record this Lease, or any memorandum hereof. In the event Landlord’s mortgagee may so require, Tenant agrees to execute a short form of this Lease for recordation.

40.                    GOVERNING LAW. This lease and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

41.                    FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause whatsoever beyond the control of Landlord.

42.                    TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

43.                    COMMISSIONS. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

44.                    EFFECT OF DELIVERY OF THIS LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

45.                    WAIVER BY TENANT. Tenant hereby waives and surrenders for itself and all claiming by, through and under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Premises or to have a continuance of this Lease for the term hereby demised after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, or after the termination of the term of this Lease as herein provided and (ii) the benefits of any present or future constitution, statute or rule or law which exempts property from liability for debt or for distress for rent and (iii) the provisions of any law relating to notice and/or delay in levy of execution in case of eviction of a Tenant for nonpayment of rent.

46.                    BINDING EFFECT. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal, representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

47.                    PARAGRAPH HEADINGS. The paragraph headings contained in this Lease are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

48.                    ENTIRE AGREEMENT. This Lease sets forth the entire agreement between the parties and no amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

49.                    NO REPRESENTATIVES. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the Premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication otherwise except as expressly set forth in the provisions of this Lease.

50.                    JOINT AND SEVERAL LIABILITY. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

51.                    GENDER AND NUMBER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

52.                    CHANGE OF BUILDING NAME. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and address of the Building from time to time.

53.                    CONSTRUCTION. This lease shall be construed without presumption of any rule requiring construction to be made against the party causing same to be drafted.

54.                    BENEFICIAL ACCESS. So long as Tenant does not interfere with any on-going Improvements or the rules and regulations of the Building, Tenant shall have the right to access the Premises two (2) weeks prior to the Lease commencement date to install furniture, fixtures & equipment and data / telecom cabling.

55.                    RIGHT OF FIRST OFFER. Notwithstanding anything to the contrary in the Lease but subject to subparagraph “b” below and to any expansion or renewal options or any rights of first offers of any current tenant in the Building (a “Prior Tenant”). Landlord hereby grants to Tenant a right of first offer for Suite 908 of the ninth floor of the Building not originally demised to Tenant under this Lease but contiguous to the original Premises (collectively, the “ROFO Space”), to be exercised in accordance with subparagraph “a” below.

a)                         At such time as the ROFO Space first becomes available for lease to anyone other than the Prior Tenant, Landlord shall so notify Tenant (“Landlord’s ROFO Notice”). Landlord’s ROFO Notice may be given up to six (6) months in advance of such availability and shall contain the terms upon which Landlord intends to offer the ROFO Space for lease to the market. Tenant shall notify Landlord within five (5) business days of receipt of Landlord’s ROFO Notice whether it desires to lease the ROFO Space on the terms set forth in Landlord’s ROFO Notice. If Tenant does not notify Landlord within said 5-day period that it will lease the ROFO Space, Tenant shall be deemed to have refused the ROFO Space. After such refusal, Tenant shall have no further right of first offer for such ROFO Space and Landlord shall be free to lease such space to any party, at any time, for any term and upon any terms it desires. If Tenant exercises its right of first offer with respect to the ROFO Space, such space shall be added to the Premises for all purposes of this lease for the remaining term of the Lease (but in no event less than two years) on (a) the terms specified in Landlord’s ROFO Notice and (b) the terms of this Lease to the extent that they do not conflict with the terms specified in Landlord’s ROFO Notice, except that the terms of Landlord’s ROFO Notice shall not apply during any Renewal Term, and instead, the terms of the Lease applying to the remainder of the Premises during the Renewal Term shah also apply to the ROFO Space.

b)                        Tenant’s right of first offer is subject to the conditions that: (i) on the date that Tenant delivers its notice exercising its right of first offer, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease or sublet any of the Premises under a sublease which is in effect at any time during the period commencing with Tenant’s delivery of its notice and ending on the date the ROFO Space is added to the Premises.

c)                         Promptly after Tenant’s exercise of its right of first offer, Landlord shall execute and deliver to Tenant an amendment to the Lease to reflect changes in the Premises, Base Rent, Tenant’s Proportionate Share and any other appropriate terms changed by the addition of the ROFO Space. Within fifteen (15) days thereafter, Tenant shall execute and return the amendment.

56.                    CERTAIN REFERENCES. As used in this Lease, the words “hereof,” “herein,” “hereunder” and words of similar import shall mean and refer to this entire Lease and not to any particular article, section or paragraph of this Lease, unless the context clearly indicates otherwise.

57.                    AUTHORITY. Each person executing this Lease, by his or her execution hereof, represents that they are fully authorized to do so, and that no further action or consent on the part of the party for whom they are acting is required to the effectiveness and enforceability of this Lease against such party following such execution.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the date and year first above written.

LANDLORD:		TENANT:

TOWER OF THE HILLS, LP		Click Success L.P.
c/o Aspen Growth Properties; its General Partner

By:	/s/ Kevin Granger	By:	/s/ Dan Smith
Name:	Kevin Granger	Name:	Dan Smith
Title:	Vice President - Leasing	Title:	President

Address:		Address:

TOWER OF THE HILLS, LP		Click Success
c/o Aspen Properties
901 Mopac Expy S., Bldg. 1, Ste. 200		13809 Research Blvd., Suite 906
Austin, TX 78746		Austin, TX 78750

Attn: Kevin Granger		Attn: Mr. Dan Smith

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

Lot I, Block A, TOWER OF THE HILLS SUBDIVISION, a subdivision in Williamson County, Texas, according to the map or plat thereof recorded in Cabinet P, Slide 126 of the Plat Records of Williamson County, Texas, and Lot I, Block A, LAKE CREEK. SUBDIVISION SECTION 10, LOT 1, a subdivision in Williamson County, Texas, according to the map or plat thereof recorded in Cabinet L, Slide 70, of the Plat Records of Williamson County, Texas.

FLOOR PLAN OF THE PREMISES

SEE NEXT PAGE

A-1

EXHIBIT “A”

EXHIBIT “B”

RULES AND REGULATIONS

1.                          Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall that may, in Landlord’s judgment, appear unsightly from outside of the Building.

2.                          The Building directory shall be available to Tenant solely to display names and their location in the Building, which display shall be as directed by Landlord.

3.                          The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Building and move all such items and waste being taken from the Building (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Building.

4.                          The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5.                          Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

6.                          Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals by employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

7.                          Tenant shall not bring upon, use or keep in the Premises or the Complex any kerosene, gasoline or flammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

8.                          Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. All data cabling is required to be plenum rated per fire and electrical code.

9.                          No additional locks shall be placed upon any doors, windows or transoms in or to the Building. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

In the event of the loss of keys or access cards to Building so furnished. Tenant shall pay Landlord for the cost of replacing any lost item. Tenant shall not make, or cause to be made, and such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

10.                    Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Building in any manner except as approved by Landlord.

11.                    No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in any elevator, except between such hours and in such elevators as shall be designated by Landlord, and with such padding or other precautions as may be required by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building any item normally taken in or out through any trucking concourse or service doors.

12.                    Tenant shall cause all doors to the Building to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Building at the end of the day.

13.                    Without the prior written consent of Landlord, Tenant shall not use the name of the Building or Complex or any picture of the Complex in connection with, or in promoting or advertising the business of Tenant, except Tenant may use the address of the Building as the address of its business.

14.                    Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building or the Building’s heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed.

15.                    Tenant assumes full responsibility for protecting the Complex from theft, robbery and pilferage, which may arise from a cause other than Landlord’s negligence, which includes keeping doors locked and other means of entry to the Building closed and secured.

16.                    Peddlers, solicitors and beggars shall be reported to the management office of the Complex or as Landlord otherwise requests.

17.                    Tenant shall not advertise the business, profession or activities of Tenant conducted in the Complex in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

18.                    No bicycle or other vehicle and no animals or pets shall be allowed in the Building, halls, freight docks, or any other parts of the Building except that handicapped or impaired persons may he accompanied by “seeing eye” dogs or other animal necessary to aid such person. Tenant shall clean after all permitted animals. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

19.                    Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Complex.

Accordingly:

(a)                    Landlord may, at any time, or from time to lime, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Building or the Complex identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b)                   Tenant agrees that it and its employees will cooperate fully with Complex employees in the implementation of any and all security procedures.

(c)                    Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

20.                    Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

21.                    Tenant shall not disturb the quiet enjoyment of any other tenant.

22.                    Tenant shall not provide any janitorial services or cleaning without Landlord’s written consent and then only subject to supervision of Landlord and at Tenant’s sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

23.                    Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

24.                    No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Building without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

25.                    Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

26.                    Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of

Landlord The use thereof, if permitted, shall be subject to control by landlord to the end that others shall not be disturbed.

27.                    Tenant shall promptly remove all rubbish and waste from the Premises.

28.                    Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Building or at the Complex any article, thing or service, except those ordinarily embraced within the use of the Building specified in Paragraph 1(g) of the Lease, without the prior written consent of Landlord. Tenant shall not conduct any auctions, sales of equipment, furniture, or office machinery, or any type of “going out of business” sale, except pursuant to bankruptcy court order.

29.                    Tenant shall not overload any floors in the Building or any public corridors or elevators in the Building.

30.                    Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

31.                    Whenever Landlord’s consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord’s sole discretion, and Landlord’s satisfaction shall be determined in its sole judgment.

32.                    Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

33.                    Landlord may modify, amend, and add to these Rules and Regulations as are necessary in Landlord’s reasonable opinion, and upon any such modification, amendment or addition, shall give Tenant a copy thereof, at which time Tenant shall be bound by such modified or amended Rules and Regulations.

EXHIBIT “C”

TENANT IMPROVEMENT AGREEMENT

1.                         INITIAL IMPROVEMENTS. Landlord shall cause to be performed the improvements (the “Initial Improvements”) in the Premises in accordance with plans and specifications approved by Tenant and Landlord dated February 21, 2006. Landlord shall be responsible for any costs associated with building standard finishes including sound-proof insulation in five (5) walls. Tenant shall be responsible for any costs associated with finishes above building standard including granite flooring, granite countertop, specialized light fixtures (excluding the eyeball recessed fixtures), and any specialized wall-covering above building standard paint.

Landlord shall select a contractor to perform the construction of the Initial Improvements. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor “Punch List” items, on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

Landlord, or an agent of Landlord, shall provide project management services in connection with the construction of the Initial Improvements and the Change Orders (hereinafter defined). Such project management services shall be performed at Landlord’s cost.

2.                         CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, “Change Orders”) to the Premises in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise end redeliver the plans and specifications to Landlord within five (5) business days of Landlord’s advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of all Change Orders.

3.                         LANDLORD’S COSTS. Landlord shall be responsible for the cost of the completion of the Initial Improvements except for such costs and expenses arising from any Change Orders requested by Tenant. If any such costs or expenses arise due to Change Orders requested by Tenant, Tenant shall pay such costs and expenses to Landlord prior to commencement of construction of the improvements covered by any such Change Orders.

4.                         COMMENCEMENT  DATE DELAY. Commencement Date shall be delayed until the Initial Improvements have been substantially completed (the “Completion Date”), except to the extent that the delay shall be caused by any one or more of the following (a “Tenant Delay”):

(a)                    Tenant’s request for Change Orders whether or not any such Change Orders are actually performed; or

(b)                   Contractor’s performance of any Change Orders; or

(c)                    Tenant’s request for materials, finishes or installations requiring unusually long lead times; or

(d)                   Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

(e)                    Tenant’s delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

(f)                      Tenant’s delay in making payments to Landlord for costs of the Initial Improvements (to the extent Tenant is required to pay for same) and/or Change Orders; or

(g)                   Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord’s Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

5.                         ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant’s use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant’s:

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(a)                    working in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

(b)                   obtaining in advance Landlord’s approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the contractor’s affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

(c)                    furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours’ written notice to Tenant. Landlord shall not be Liable in any way for any injury, loss or damage which may occur to any of Tenant’s property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

6.                         MISCELLANEOUS. Terms used in this Exhibit C shall have the meanings assigned to them in the Lease. The terms of this Exhibit C are subject to the terms of the Lease.

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EXHIBIT “D”

OPTION TO EXTEND LEASE TERM

1.                          Option to Extend Tern and Method of Exercise. Provided Tenant is not then in default under this Lease, Tenant shall be entitled to extend the Term of this Lease (the “Option Term”) for one (1) consecutive two (2) year period. Such Option Term shall be exercised by Tenant by delivery of written notice to Landlord at least four (4) months and no more than six (6) months prior to the then scheduled expiration date of the Term. The option to extend is personal to Tenant and may not be exercised by any transferee of Tenant, even if Landlord has consented to the transfer.

2.                          Effect of Exercise.

a.                           Incorporation of Lease by Reference. All of the terms, covenants and conditions (including, without limitation, defined terms) contained in this Lease shall be applicable to each Option Term in the event of exercise by Tenant provided, however, that the Term and the Monthly Base Rent shall be modified as provided herein.

b.                          Rent. Subject to adjustment as hereafter provided the Monthly Base Rent effective as of the commencement date of the Option Term shall be:

Option Year 1: $23.00 per square foot per year

Option Year 2: $24.00 per square foot per year

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